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                                                                    EXHIBIT 10.3


                            TOMAX TECHNOLOGIES, INC.

                                  AMENDMENT TO
                             INCENTIVE STOCK OPTION
                              (EXECUTIVE OFFICERS)

      This Amendment to Incentive Stock Option (this "Amendment") is entered into this _____ day of September, 2000, by Tomax technologies, inc., a Utah corporation (the "Company"), and <<Name>> ("Optionee").

                                    Premises

      A. Effective <<Date>>, the Company granted Optionee options (the "Option") to purchase <<NoShares>> shares of common stock, no par value, of the Company at an exercise price of $10.00 per share.

      B. The Company and Optionee desire to amend certain provisions of such options.

      NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

      1. Section 16 of the Option shall be amended in its entirety to read as follows:

            16. Change in Control. In the event of a "Change in Control" (as defined below), this Option shall immediately become exercisable as to all of the shares granted herein (excluding any Options previously exercised, terminated, canceled, or expired) without regard to the vesting provisions set forth in Section 3 above. For purposes hereof "Change in Control" shall be deemed to have occurred if (i) the Company shall be merged or consolidated into another corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed prior to such merger or consolidation, (ii) the Company shall sell, lease, exchange, or otherwise transfer (in one transaction or a series of transactions) all or substantially all of the assets of the Company to an entity that is not a wholly owned subsidiary of the Company or a group of associated purchasers, (iii) a person, within the meaning of
      Section 3(a)(9) or Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of rule 13d-3 of the Exchange Act as in effect on the date hereof) of fifty percent (50%) or more of the outstanding voting securities of the Company, or (iv) if as a result of a merger, consolidation, sale of all or substantially all of the Company's assets, a contested election, or any combination of the foregoing, the persons who were directors of the Company immediately prior thereto shall cease to constitute a majority of the board of directors of the Company or any successor to the Company.

      2. All provisions of the Option not expressly amended, revoked, or modified hereby shall remain in full force and effect and each party hereto agrees to be bound thereby.

      IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.

                                       Tomax technologies, inc.


                                       By
                                           -------------------------------------
                                           Duly Authorized Officer

                                       -----------------------------------------
                                       Optionee